EXHIBIT 32.2

           CERTIFICATION OF EXECUTIVE VICE PRESIDENT AND SECRETARY
     PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Quarterly Report of Commerce Group Corp. (the "Company") on Form 10-Q for the third quarterly period ending December 31, 2004 (the "Report") for the purpose of complying with Rule 13a-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

I, Edward A. Machulak, Executive Vice President and Secretary of Commerce Group Corp., (the "Company"), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Form 10-Q of the Company for the third quarterly period ended December 31, 2004, (the "Form 10-Q"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, except attention should be given to the SEC Form 8-K dated January 21, 2005, which related to the Company's failure to file a completed Form 10-K for its fiscal year ended March 31, 2004. The audit is consider to be incomplete because the Company's auditor was not registered as is required with the Public Company Accounting Oversight Board (PCAOB). Reference is made to the SEC Form 8-K filed on January 21, 2005; and

2. the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  February 8, 2005                  /s/ Edward A. Machulak
                                         -----------------------------
                                         Edward A. Machulak
                                         Executive Vice President,
                                         and Secretary


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